CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-59815, 033-59853, 333-67266, 333-100179, 333-107734, 333-121104, 333-125120, 333-127317 and 333-175798) and on Form S-3 (No. 333-217087) of Northrop Grumman Corporation of our report dated April 28, 2017 relating to the financial statements of Orbital ATK, Inc., which appears in the Annual Report on Form 10-K of Orbital ATK, Inc. for the year ended December 31, 2017 incorporated by reference in this Current Report on Amended Form 8-K.

/s/ PricewaterhouseCoopers LLP
McLean, VA
July 24, 2018